Exhibit 5.2

Ropes and Gray LLP

One International Place

Boston, MA 02110-2624

July 22, 2005

Palmer & Dodge LLP

111 Huntington Avenue

Boston, Massachusetts 02199

Re: TECO Energy, Inc.

Ladies and Gentlemen:

This opinion is being furnished to you in connection with the Registration Statement on Form S-4 (the “Registration Statement”), including the prospectus that is part of the Registration Statement (the “Prospectus”), filed by TECO Energy, Inc., a Florida corporation (the “Company”), with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), on or about the date hereof. The Prospectus will provide for the issuance by the Company, in an exchange offer (the “Exchange Offer”), of (i) up to $200,000,000 in aggregate principal amount of the Company’s 6.75% Notes due 2015, which have been registered under the Securities Act (the “Fixed Rate Notes”), in exchange for up to $200,000,000 in aggregate principal amount of the Company’s outstanding 6.75% Notes due 2015 (the “Original Fixed Rate Notes”), which have not been registered under the Securities Act, and (ii) up to $100,000,000 in aggregate principal amount of the Company’s Floating Rate Notes due 2010, which have been registered under the Securities Act (the “Floating Rate Notes,” and together with the Fixed Rate Notes, the “Exchange Notes”), in exchange for up to $100,000,000 in aggregate principal amount of the Company’s outstanding Floating Rate Notes due 2010 (the “Original Floating Rate Notes” and together with the Original Fixed Rate Notes, the “Original Notes”), which have not been registered under the Securities Act.

The Fixed Rate Notes are to be issued pursuant to an Indenture dated as of August 17, 1998 (the “Base Indenture”), as amended and supplemented by a tenth supplemental indenture thereto, dated as of May 26, 2005 ( the “Tenth Supplemental Indenture”), between the Company and the Bank of New York, as trustee (the “Trustee”). The Floating Rate Notes are to be issued pursuant to the Base indenture, as amended and supplemented by an eleventh supplemental indenture thereto, dated as of June 7, 2005 (the “Eleventh Supplemental Indenture” and together with the Base Indenture and the Tenth Supplemental Indenture, the “Indenture”), between the Company and the Trustee.

We have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents and records and have made such investigation of fact and such examination of law as we have deemed appropriate in order to enable us to render the opinions set forth herein. In conducting such investigation, we have relied, without independent verification, upon certificates of officers of the Company, public officials and other appropriate persons.

The opinions expressed herein are limited to matters governed by the laws of the State of New York.

Based upon the foregoing and subject to the additional qualifications set forth below, we are of the opinion that when the Registration Statement has become effective under the Securities Act, and the Exchange Notes have been duly executed, authenticated and delivered in accordance with the Indenture in exchange for the Original Notes and issued as contemplated by the Registration Statement and the Prospectus, the Exchange Notes will constitute the valid and binding obligations of the Company, subject to the qualifications set forth below.

Our opinion that the Exchange Notes constitute the valid and binding obligations of the Company assumes that (i) the Indenture and any applicable supplemental indenture thereto has been duly authorized, executed and delivered by the parties thereto, and (ii) the Exchange Notes have been duly authorized by all necessary corporate action by the Company.

Our opinion that the Exchange Notes constitute the valid and binding obligations of the Company is subject to (i) bankruptcy, insolvency, reorganization, moratorium and other similar laws of general application affecting the rights and remedies of creditors, and (ii) general principles of equity, regardless of whether applied in proceedings in equity or at law.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the Prospectus under the caption “Legal Matters.”

Sincerely,

/s/ Ropes & Gray LLP

Ropes & Gray LLP